UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010 (January 1, 2010)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
     On January 1, 2010, CVR Energy, Inc. entered into amended and restated employment agreements with each of John J. Lipinski, Stanley A. Riemann, Edward Morgan, Edmund S. Gross, Robert W. Haugen, Wyatt E. Jernigan, Kevan A. Vick and Daniel J. Daly, Jr. Except as provided below, the terms of the amended and restated employment agreements are substantially consistent with the terms in each officer’s existing agreement, as amended to date.
     The existing employment agreements and the amended and restated employment agreements entitle each executive to the continuation of their base salary and welfare benefits for a stated period of time if the executive’s employment is terminated or such executive resigns in certain circumstances. The terms of the amended and restated employment agreements also entitle each executive to one-twelfth of their target bonus, payable each month during the period in which the executive is receiving severance benefits if such termination or resignation either (i) occurs within the one-year period following a change in control of the company, or (ii) occurs in anticipation of a change in control of the company. In addition, the terms of the amended and restated employment agreements were extended so that each agreement now has a three-year term commencing as of January 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009
CVR ENERGY, INC.
	By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary